                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549



                             --------------------


                                   FORM 8-K


                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): January 16, 1998



                     PEGASUS MEDIA & COMMUNICATIONS, INC.
              --------------------------------------------------
              (Exact name of registrant as specified in charter)




       Delaware                  33-95042                    23-2778525
    ---------------            -----------                ----------------
    (State or other            (Commission                (I.R.S. Employer
    jurisdiction of            File Number)              Identification No.)
    incorporation)



      c/o Pegasus Communications Management Company, 100 Matsonford Road,
     5 Radnor Corporate Center, Suite 454, Radnor, Pennsylvania     19087
     ----------------------------------------------------------     -----
             (Address of principal executive offices)             (Zip Code)



        Registrant's telephone number, including area code 610-341-1801
                                                           ------------


                                Not Applicable
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)




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Item 5.           Other Events.

                  Sale of New England Cable System. On January 16, 1998, Pegasus Cable Television, Inc., a subsidiary of Pegasus, entered into a definitive agreement with Avalon Cable of New England, LLC ("Avalon") to sell its New England cable systems, which consist of five headends serving 13 towns in Connecticut and Massachusetts. As of December 31, 1997, Pegasus' New England cable systems served approximately 15,200 subscribers. The consideration for the sale will be based upon the twelve month trailing location cash flow of the systems measured as of the month-end prior to closing, multiplied by nine, but not less than $28 million or more than $31 million. As of December 31, 1997, Pegasus' New England cable systems had trailing location cash flow of approximately $3.1 million. In addition to being subject to consents from regulatory agencies, including local franchise authorities, the sale will also be subject to conditions customary in transactions of this nature.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (a)      Financial Statements of Business Acquired.

                  Not Applicable

         (b)      Pro Forma Financial Information.

                  Not Applicable

         (c)      Exhibits.

                           2.1 Asset Purchase Agreement dated as of January 16, 1998 between Avalon Cable of New England, LLC and Pegasus Cable Television, Inc. and Pegasus Cable Television of Connecticut, Inc. (which is incorporated herein by reference to
                                    Exhibit 2.1 to Pegasus Communications
                                    Corporation's Form 8-K dated January 16,
                                    1998).


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                                   SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             PEGASUS MEDIA & COMMUNICATIONS, INC.


                             By: /s/ Ted S. Lodge
                                ------------------------------------
                                 Ted S. Lodge,
                                 Senior Vice President


March 2, 1998


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